DRAGON ENERGY CORPORATION
650 POYDRAS STREET, SUITE 2828
NEW ORLEANS, LOUISIANA 70130-6155

FAX	TELEPHONE
(504) 586-0017	(504) 586-1717

March 14, 2006

Ignis Petroleum Corporation	Bayou City Exploration, Inc.
100 Crescent Court, 7th Floor	f/k/a Blue Ridge Energy, Inc.
Dallas, Texas 75201-1832	10777 Westheimer
Attention: Mr. Michael P. Piazza	Suite 170
Houston, Texas 77024

Argyle Energy, Inc.	Newton Properties, Inc.
10777 Westheimer	Trust Company Complex
Suite 170	Ajeltake Road
Houston, Texas 77042	Ajeltake Island,
Majuro, Marshall Islands MH96960

Re:	RATIFICATION AND AMENDMENT OF
Farmout Agreement, First Amendment of Farmout Agreement,
and Side Letter to First Amendment of Farmout Agreement
Barnett Crossroads Prospect (Prospect No. 20)
Escambia County
A L A B A M A

Gentlemen:

DRAGON ENERGY CORPORATION (“Dragon”), IGNIS PETROLEUM CORPORATION (“Ignis”), BAYOU CITY EXPLORATION, INC. F/K/A BLUE RIDGE ENERGY, INC. (“BCE”), ARGYLE ENERGY, INC. (“Argyle”) and NEWTON PROPERTIES, INC. (“Newton”) hereby agree to the following:

1.
Ignis has acquired from Newton all of Argyle’s interest in the Farmout Agreement, dated August 23, 2004, between Dragon and Argyle (the “Farmout”), as amended by The First Amendment of Farmout Agreement, dated September 30, 2005, between Dragon and Argyle (the “Amendment”), and the Side Letter to the First Amendment of Farmout Agreement, dated September 30, 2005, between Dragon and Argyle (the “Side Letter,” and together with the Farmout and the Amendment the “Argyle-Dragon Agreements”), which constitute the entirety of the agreements between Dragon and Argyle concerning the Barnett Crossroads Prospect (Prospect No. 20) in Escambia County, Alabama (the “Prospect”), save and except that Argyle reserved for itself an overriding royalty interest (the “Argyle Royalty”) out of the seventy-five percent (75%) of the working interest in the Prospect which was earnable by Argyle (now earnable by Ignis) under the Argyle-Dragon Agreements, such that Ignis has acquired the right to earn seventy-five percent (75%) of the working interest in the Prospect with a corresponding net revenue interest of fifty-two and five tenths percent (52.5%). The Argyle Royalty shall have no effect whatsoever on the twenty-five percent (25%) of the working interest retained by Dragon under the Argyle-Dragon Agreements.

Ignis Petroleum Corporation et al
March 14, 2006

2.
None of the parties hereto shall have any further obligation to any other party with regard to the Prospect, except that (1) Ignis shall have all of the rights and obligations of Argyle under the Argyle-Dragon Agreements, (2) Dragon shall continue to have its own rights and obligations under the Argyle-Dragon Agreements, and (3) the Argyle-Dragon Agreements are hereby modified as set forth in this letter agreement (this “Agreement”). Accordingly, all other previously executed agreements among the parties related to the Prospect are hereby terminated and shall be of no further force or effect, including without limitation:

▪	Letter Agreement, dated March 31, 2005, by and among Argyle, Newton and BCE;
▪	Operating Agreement, dated March 31, 2005, by and between BCE, as operator, and Newton, as non-operator;
▪	Letter Agreement, dated April 22, 2005, by and between Newton and Ignis;
▪	Assignment of an Interest in Oil, Gas and Mineral Leases, dated April 22, 2005, made by Newton in favor of Ignis;
▪	Letter Agreement, dated September 29, 2005, by and among Argyle, Newton, Ignis and BCE; and
▪	Letter Agreement, dated September 30, 2005, by and among Newton, Ignis and Ignis Petroleum Group, Inc.

Provided, however, that each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of assigning Argyle’s rights under the Argyle-Dragon Agreements, as amended hereby, to Ignis.

Ignis Petroleum Corporation et al
March 14, 2006

3.
Ignis and Dragon hereby ratify and confirm the Argyle-Dragon Agreements, including the Operating Agreement attached to the Farmout as Exhibit IV (the “Operating Agreement”), except that notwithstanding anything in the Argyle-Dragon Agreements to the contrary the Argyle-Dragon Agreements shall be modified as follows:

a.
Dragon is the contract operator of the Test Well on behalf of Ignis and is designated the operator under the Operating Agreement. Dragon shall have all of the rights and obligations of the Operator under the Operating Agreement and Ignis shall have all rights and obligations of the Non-Operator under the Operating Agreement.

b.
In addition to any amounts to which Dragon is entitled under the Operating Agreement and any third party costs but in lieu of the monthly fee Argyle agreed to pay Dragon under Section 2 of the Side Letter, Ignis agrees to pay Dragon the sum of $10,000.00 per month, in advance, as a fee for management services until the earlier of (i) the Test Well is plugged and abandoned and the drillsite is restored to the surface owner’s written satisfaction or (ii) another mutually acceptable operator is appointed by Dragon and Ignis. If the well is completed as a well capable of commercial production, the monthly management fee will thereafter be in an amount mutually acceptable to Dragon and Ignis.

c.
Dragon, as contract operator for Ignis, will perform the operations described in Sections 3.1, 3.3, 3.4, 3.5, 3.6, 3.7, 3.8 and 3.9 of the Farmout Agreement on behalf of Ignis. Ignis will be responsible for 100% of all costs to casing point, including any additional testing approved by Ingis, as described in Section 3.4, plus either 100% of all costs to plug and abandon the Test Well and restore the drillsite or 75% of all costs of completing and equipping the Test Well, in accordance with the Farmout Agreement.

d.
Section 9 of the Farmout Agreement is deleted in its entirety. Dragon shall have no liability as contract operator of the Test Well or as Operator under the Operating Agreement for losses sustained or liabilities incurred, except such as may result from Dragon’s gross negligence or willful misconduct. Dragon shall provide insurance for the benefit of Ignis in accordance with Exhibit “D” to the Operating Agreement. The cost of all insurance provided by Dragon shall be charged to the joint account under the terms of the Operating Agreement.

Ignis Petroleum Corporation et al
March 14, 2006

e.
If Dragon fails to commence the Test Well by the date required in the Argyle-Dragon Agreements, or Dragon does not drill the Test Well (or Substitute Test Well) to Casing Point through no material fault of Ignis, Ignis shall be granted sixty 60 days of additional time to commence the Test Well or the Substitute Test Well under Section 3 of the Farmout.

f.
Ignis agrees to advance to Dragon 100% of the total estimated dry hole cost of the Wefel Family Trust 19-1 well (the “Test Well”) in the amount of $1,675,000.00 as shown on the AFE, attached as Exhibit “A” hereto, in two payments. Dragon acknowledges that the first payment in the amount of $970,750.00 was paid by Ignis on or before February 2, 2006 and that the second payment in the amount of $704,250.00 was paid on or before February 14, 2006.

g.
If at any time during the drilling, evaluating, plugging, and abandonment or restoration of the drillsite of the Test Well, Dragon estimates that the total costs will exceed the amount of $1,675,000.00, Ignis agrees that it will advance to Dragon 100% of any estimated additional amounts related to the “dry hole.”

h.
In the event that Ignis elects to participate in the completion of the Test Well, Ignis will advance to Dragon Ignis’ share of the estimated total cost of all necessary expenditures for the completing and equipping of said well. If at any time during the completion or equipping of the Test Well, Dragon estimates that Ignis’ share of the completion and equipping costs will exceed the amount previously advanced by Ignis, Ignis agrees that it will advance to Dragon Ignis’ share of any estimated additional amounts related to such costs.

i.
The advances listed in sub-paragraphs 3.f., 3.g. and 3.h. hereinabove shall be paid within forty-eight (48) hours, or within two (2) business days as the case may be, following the receipt of an invoice from Dragon, by wire transfer of funds as follows:

Ignis Petroleum Corporation et al
March 14, 2006

Dragon Energy Corporation - Project Account
Account No. 716 234 335
Whitney National Bank - Routing No. 065000171

j.	Dragon will account to Ingis for all advances of funds in accordance with the terms of the Operating Agreement.

k.
In the event that Ignis fails to make timely payment to Dragon of any of the amounts listed in sub-paragraphs 3.f., 3.g. and 3.h. hereinabove, Ignis immediately forfeits all of its interests in the Farmout and in the lands subject to the Farmout to Dragon, and Dragon, in addition to the remedies set out in the Farmout or the Operating Agreement, may immediately cease all operations, abandon the well, and release the drilling rig at the sole cost of Ignis, and Dragon will have no further obligations under the Farmout.

4.	The addresses of Dragon and Ignis for notices, consents, approvals and other communications are the following:

Dragon Energy Corporation
650 Poydras Street, Suite 2828
New Orleans, Louisiana 70130-6155
Attention:	Mr. McLain J. Forman
Email:	dragonenergy@bellsouth.net
Office Telephone:	(504) 586-1717
Office Fax:	(504) 586-0017

Ignis Petroleum Corporation
100 Crescent Court, 7th Floor
Dallas, Texas 75201-1832
Attention:	Mr. Michael P. Piazza
Email:	mpp@ignispetro.com
Office Telephone:	(214) 459-8188
Office Fax:	(214) 459-3101

Please indicate your acceptance of this Ratification and Amendment by dating, signing and thereafter returning to the undersigned the enclosed duplicate copy. The remaining counterpart should be retained for your files. If this Ratification and Amendment is circulated and executed by facsimile transmission, the signatures of the parties shall be considered as original and self-proving for all purposes under the law. This Ratification and Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, binding, and enforceable document, all of which shall constitute one and the same instrument.

Ignis Petroleum Corporation et al
March 14, 2006

Very truly yours,

DRAGON ENERGY CORPORATION

By:	/s/ McLain J. Forman
McLAIN J. FORMAN
PRESIDENT

MJF:rs
Attachment

RATIFICATION AND AMENDMENT OF FARMOUT AGREEMENT, FIRST AMENDMENT OF FARMOUT AGREEMENT, AND SIDE LETTER TO FIRST AMENDMENT OF FARMOUT AGREEMENT AGREED TO AND ACCEPTED THIS 15 DAY OF MARCH 2006.

IGNIS PETROLEUM CORPORATION

BY:	/s/ Michael P. Piazza
Michael P. Piazza.
President and
Chief Executive Officer

Ignis Petroleum Corporation et al
March 14, 2006

RATIFICATION AND AMENDMENT OF FARMOUT AGREEMENT, FIRST AMENDMENT OF FARMOUT AGREEMENT, AND SIDE LETTER TO FIRST AMENDMENT OF FARMOUT AGREEMENT AGREED TO AND ACCEPTED THIS 14th DAY OF MARCH 2006.

BAYOU CITY EXPLORATION, INC.
F/K/A BLUE RIDGE ENERGY, INC.

BY:	/s/ E.S.
NAME:	Ed Suhr
TITLE:	SR VP - Land

RATIFICATION AND AMENDMENT OF FARMOUT AGREEMENT, FIRST AMENDMENT OF FARMOUT AGREEMENT, AND SIDE LETTER TO FIRST AMENDMENT OF FARMOUT AGREEMENT AGREED TO AND ACCEPTED THIS _______ DAY OF MARCH 2006.

NEWTON PROPERTIES, INC.

BY:	/s/ David Craven
NAME:	David Craven
TITLE:	Director

Ignis Petroleum Corporation et al
March 14, 2006

RATIFICATION AND AMENDMENT OF FARMOUT AGREEMENT, FIRST AMENDMENT OF FARMOUT AGREEMENT, AND SIDE LETTER TO FIRST AMENDMENT OF FARMOUT AGREEMENT AGREED TO AND ACCEPTED THIS 14th DAY OF MARCH 2006.

ARGYLE ENERGY, INC.

BY:	/s/ Harry Peters
NAME:	Harry Peters
TITLE:	SR VP